Exhibit 23.6

                     [LETTERHEAD OF JUPITER COMMUNICATIONS]

                                 July 20, 1998



TO:
Mr. Jay Friesel
24/7 Media



The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of 24/7 Media, Inc. and any amendment thereto.





                                      /s/ Ken Male

                                          Ken Male
                                          Vice President of Global Sales